                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               WINMARK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


       Minnesota                                                41-1622691
------------------------                                  ----------------------
 (State or Other Juris-                                      (I.R.S. Employer
diction of Incorporation                                  Identification Number)
 or Organization)


                               4200 Dahlberg Drive
                        Minneapolis, Minnesota 55422-4837
              (Address of Principal Executive Office and Zip Code)



                   Winmark Corporation 1992 Stock Option Plan
                   Winmark Corporation 2001 Stock Option Plan
                            (Full Title of the Plans)

                              Mark T. Hooley, Esq.
                               4200 Dahlberg Drive
                        Minneapolis, Minnesota 55422-4837
                                 (763) 520-8500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                             Daniel A. Yarano, Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                             Proposed
                                                  Proposed Maximum           Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Options to Purchase
Common Stock under the
  1992 and 2001 Plans         Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
     the 1992 Plan          130,000 shares             $11.215              $1,457,950               $ 134.13

 Common Stock issuable
   upon exercise of
 options granted under
     the 2001 Plan          500,000 shares             $11.215              $5,607,500               $ 515.89
                                                                                                     --------
        TOTAL:                                                                                       $ 650.02
====================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plans.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on January 22, 2001.

     This Registration Statement registers 500,000 shares for issuance under the Registrant's 2001 Stock Option Plan and 130,000 additional shares for issuance under the Registrant's 1992 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-71772, Reg. No. 33-85956 and Reg. No. 333-3066, are incorporated herein by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

     (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Registrant's Articles of Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

     The Registrant's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for
(i) any breach of the duty of loyalty to the Registrant or its shareholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

        5 Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 1992 Stock Option Plan and 2001 Stock Option Plan.

        23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

        23.2   Consent of Arthur Andersen LLP.

        24     Power of Attorney from certain directors.

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 23rd day of January, 2002.

                             WINMARK CORPORATION
                             (the "Registrant")


                             By  /s/ John L. Morgan
                               -------------------------------------------------
                               John L. Morgan
                               Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

     Each of the undersigned constitutes and appoints John L. Morgan and Paul F. Kelly his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Winmark Corporation relating to the Company's 1992 Stock Option Plan and 2001 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                                    Date
         ---------                                   -----                                    ----
/s/ John L. Morgan                          Chairman and Chief Executive                January 23, 2002
------------------------------------        officer (principal executive officer)
John L. Morgan                              and Director

/s/ Paul F. Kelly                           Vice President of Financial                 January 23, 2002
------------------------------------        Services (principal financial
Paul F. Kelly                               and accounting officer)


/s/ Stephen M. Briggs                       President, Chief Operating                  January 23, 2002
------------------------------------        Officer and Director
Stephen M. Briggs


                                            Director                                              , 2002
------------------------------------                                                    ----------
William D. Dunlap, Jr.


/s/ Janele C. Grassle                       Director                                    January 23, 2002
------------------------------------
Janele C. Grassle

                                            Director                                              , 2002
------------------------------------                                                    ----------
Kirk A. MacKenzie


/s/ Paul C. Reyelts                         Director                                    January 23, 2002
------------------------------------
Paul C. Reyelts

                                            Director                                              , 2002
------------------------------------                                                    ----------
Mark L. Wilson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549









                               WINMARK CORPORATION

                         Form S-8 Registration Statement




                                  EXHIBIT INDEX

Exhibit
Number                              Exhibit Description
-------           -----------------------------------------------------------

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
24                Power of attorney (See Signature Page)